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                          COMMERCIAL BANCSHARES, INC.
                                   EXHIBIT A



EXHIBIT 99.1


                 CERTIFICATION PURSUANT TO 18 U.S.C. SEC. 1350
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  I, Raymond E. Graves, the Chief Executive Officer of Commercial Bancshares,
Incorporated (the "Company"), certify that (i) the Quarterly Report on Form 10-Q for the Company for the quarter ended June 30, 2002 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



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             Chief Executive Officer
             Dated: August 14, 2002